                                                                    EXHIBIT 10.1

================================================================================

             AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT


                            Dated as of June 20, 2003


                             NC CAPITAL CORPORATION
                                  as a Borrower


                        NEW CENTURY MORTGAGE CORPORATION
                                  as a Borrower


                                       and


                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                                    as Lender

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I
                       DEFINITIONS AND ACCOUNTING MATTERS.

Section 1.1     Certain Defined Terms......................................    1
Section 1.2     Accounting Terms and Determinations........................   14

                                  ARTICLE II
                          LOANS, NOTE AND PREPAYMENTS.

Section 2.1     Loans......................................................   14
Section 2.2     Notes......................................................   15
Section 2.3     Procedure for Borrowing (Loans Other
                than Wet-Ink Transactions).................................   15
Section 2.4     Procedure For Borrowing (Wet-Ink Transactions).............   16
Section 2.5     Limitation on Types of Loans; Illegality...................   17
Section 2.6     Repayment of Loans; Interest...............................   18
Section 2.7     Mandatory prepayments or Pledge............................   18
Section 2.8     Extension of Termination Date..............................   18

                                   ARTICLE III

                          PAYMENTS; COMPUTATIONS; ETC.

Section 3.1     Payments...................................................   19
Section 3.2     Computations...............................................   19
Section 3.3     Requirements of Law........................................   19
Section 3.4     Facility Fee...............................................   20

                                   ARTICLE IV

                              COLLATERAL SECURITY.

Section 4.1     Collateral; Security Interest..............................   20
Section 4.2     Further Documentation......................................   22
Section 4.3     Changes in Locations, Names, etc...........................   22
Section 4.4     Lender's Appointment as Attorney-in-Fact...................   22
Section 4.5     Performance by Lender of Borrowers' Obligations............   23
Section 4.6     Proceeds...................................................   23
Section 4.7     Remedies...................................................   24
Section 4.8     Limitation on Duties Regarding Preservation of Collateral..   25
Section 4.9     Powers Coupled with an Interest............................   25

Section 4.10    Release of Security Interest...............................   25

                                    ARTICLE V

                              CONDITIONS PRECEDENT.

Section 5.1     Initial Loan...............................................   25
Section 5.2     Initial and Subsequent Loans...............................   27
Section 5.3     Wet-Ink Transactions.......................................   29

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES.

Section 6.1     Existence..................................................   29
Section 6.2     Financial Condition........................................   29
Section 6.3     Litigation.................................................   30
Section 6.4     No Breach..................................................   30
Section 6.5     Action.....................................................   30
Section 6.6     Approvals..................................................   30
Section 6.7     Margin Regulations.........................................   30
Section 6.8     Taxes......................................................   30
Section 6.9     Investment Company Act.....................................   31
Section 6.10    Collateral; Collateral Security............................   31
Section 6.11    Chief Executive Office/Jurisdiction of Organization........   32
Section 6.12    Location of Books and Records..............................   32
Section 6.13    True and Complete Disclosure...............................   32
Section 6.14    ERISA......................................................   32
Section 6.15    Subsidiaries...............................................   32

                                   ARTICLE VII

                           COVENANTS OF THE BORROWERS.

Section 7.1     Financial Statements.......................................   33
Section 7.2     Litigation.................................................   35
Section 7.3     Existence, etc.............................................   35
Section 7.4     Prohibition of Fundamental Changes.........................   35
Section 7.5     Borrowing Base Deficiency..................................   36
Section 7.6     Notices....................................................   36
Section 7.7     Reports....................................................   36
Section 7.8     Underwriting Guidelines....................................   36
Section 7.9     Transactions with Affiliates...............................   37
Section 7.10    Limitation on Liens........................................   37
Section 7.11    Limitation on Guarantees...................................   37
Section 7.12    Limitation on Distributions................................   37

Section 7.13    Servicer; Servicing Tape...................................   37
Section 7.14    Required Filings...........................................   37
Section 7.15    No Adverse Selection.......................................   37
Section 7.16    Remittance of Prepayments..................................   38
Section 7.17    Minimum Usage..............................................   38

                                  ARTICLE VIII

                               EVENTS OF DEFAULT.

Section 8.1     Events of Default..........................................   38

                                   ARTICLE IX

                             REMEDIES UPON DEFAULT.

Section 9.1     Remedies...................................................   40

                                    ARTICLE X

                               NO DUTY OF LENDER.

Section 10.1    No Duty....................................................   41

                                   ARTICLE XI

                                 MISCELLANEOUS.

Section 11.1    Waiver.....................................................   41
Section 11.2    Notices....................................................   41
Section 11.3    Indemnification and Expenses...............................   41
Section 11.4    Amendments.................................................   42
Section 11.5    Successors and Assigns.....................................   43
Section 11.6    Survival...................................................   43
Section 11.7    Captions...................................................   43
Section 11.8    Counterparts...............................................   43
Section 11.9    Loan Agreement Constitutes Security Agreement:
                Governing Law..............................................   43
Section 11.10   Submission To Jurisdiction: Waivers........................   43
Section 11.11   WAIVER OF JURY TRIAL.......................................   44
Section 11.12   Acknowledgments............................................   44
Section 11.13   Hypothecation or Pledge of Loans...........................   44
Section 11.14   Servicing..................................................   44
Section 11.15   Due Diligence Review.......................................   45
Section 11.16   Set-Off....................................................   46
Section 11.17   Intent.....................................................   47
Section 11.18   Joint and Several Liability................................   47

Section 11.19   Replacement by Repurchase Agreement.........................  47
Section 11.20   Treatment of Certain Information...........................   47

SCHEDULES
---------

         SCHEDULE 1   Representations and Warranties re: Mortgage Loans

         SCHEDULE 2   Filing Jurisdictions and Offices

         SCHEDULE 3   Subsidiaries

EXHIBITS
--------

         EXHIBIT A    Form of Promissory Note

         EXHIBIT B    Form of Custodial Agreement

         EXHIBIT C-1  Form of Opinion of Counsel to Borrower

         EXHIBIT C-2  Form of Opinion of Counsel to Guarantor

         EXHIBIT D    Form of Request for Borrowing

         EXHIBIT E-1  Form of Borrower's Release Letter

         EXHIBIT E-2  Form of Warehouse Lender's Release Letter

         EXHIBIT F    Underwriting Guidelines

         EXHIBIT G    Form of Servicer Notice

             AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT

          AMENDED AND RESTATED MASTER LOAN AND SECURITY AGREEMENT, dated as of June 20, 2003, between NC CAPITAL CORPORATION, a California corporation ("NC Capital"), NEW CENTURY MORTGAGE CORPORATION, a California corporation ("New Century" and together with NC Capital, each a "Borrower" and collectively, the "Borrowers"), and MORGAN STANLEY MORTGAGE CAPITAL INC., a New York corporation (the "Lender").

                                    RECITALS

          NC Capital and the Lender are parties to that certain Master Loan and Security Agreement, dated as of December 1, 2002 (as amended, supplemented or otherwise modified prior to the date hereof, the "Existing Loan Agreement").

          The Borrowers have requested that the Lender from time to time make or continue to make, as applicable, revolving credit loans to them to finance certain residential mortgage loans owned by the Borrowers, and the Lender is prepared to continue to make such loans upon the terms and conditions hereof. Each Borrower is engaged in a business that is complimentary to the business of the other Borrowers. Each Borrower will directly benefit from each extension of credit to the other Borrower, and the proceeds of each loan will inure to the benefit of each Borrower.

          The Borrowers and the Lender hereby agrees, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Loan Agreement is hereby amended and restated in its entirety as set forth in the heading and recitals hereto and as follows.

                                    ARTICLE I
                       Definitions and Accounting Matters.

          Section 1.1 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.1 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

          "Affiliate" shall mean with respect to any Person, any "affiliate" of such Person, as such term is defined in the Bankruptcy Code.

          "Aged Wet-Ink Mortgage Loans" shall mean, collectively, Five-Day Aged Wet-Ink Mortgage Loans, Six-Day Aged Wet-Ink Mortgage Loans, Seven-Day Aged Wet-Ink Mortgage Loans, Eight-Day Aged Wet-Ink Mortgage Loans and Nine-Day Aged Wet-Ink Mortgage Loans.

          "Applicable Collateral Percentage" shall mean, except as may be reduced pursuant to Section 11.16 hereof, for any date of determination and each type of Eligible Mortgage Loan, the applicable percentage specified in (a) or
(b) below, as requested by the Borrowers pursuant to Section 2.3 hereof:

          (a)  "Option One":
                ----------

          Unseasoned Mortgage Loan                                         98.5%
          Second Lien Mortgage Loan                                        98.5%
          30+ Delinquent Mortgage Loan                                       85%
          60+ Delinquent Mortgage Loan                                       75%
          Wet-Ink Mortgage Loan                                            98.5%
          Defaulted Mortgage Loan                  the applicable BPO Percentage
          Discretionary Mortgage Loan     the applicable percentage specified by
                                           the Lender one (1) Business Day prior
                                                  to the applicable Funding Date

          provided, however, if a Tangible Net Worth Trigger Event shall have occurred, the Applicable Collateral Percentage with respect to all Unseasoned Mortgage Loans and all Second Lien Mortgage Loans shall be reduced to 98%;

          (b)  "Option Two":
                ----------

          Unseasoned Mortgage Loan                                           97%
          Second Lien Mortgage Loan                                          97%
          30+ Delinquent Mortgage Loan                                       85%
          60+ Delinquent Mortgage Loan                                       75%
          Wet-Ink Mortgage Loan                                              97%
          Defaulted Mortgage Loan                  the applicable BPO Percentage
          Discretionary Mortgage Loan     the applicable percentage specified by
                                           the Lender one (1) Business Day prior
                                                  to the applicable Funding Date

If more than one of the aforementioned categories in (a) or (b) shall apply to an Eligible Mortgage Loan, the lower percentage shall be applicable.

          "Applicable Loan Rate" shall mean the Eurodollar Loan Rate in effect from time to time, unless an event set forth in Section 2.5 shall occur, in which case the Applicable Loan Rate from and after the date of such event shall mean the Federal Loan Rate.

          "Applicable Margin" shall mean the sum of the weighted average of the applicable rates per annum for each type of Eligible Mortgage Loan for each day that Loans shall be secured by such Eligible Mortgage Loans. For each type of Eligible Mortgage Loan, the applicable rate shall be equal to the product of (a) a fraction equal to (1) the Collateral Value of all Eligible Mortgage Loans of such type, divided by (2) the Collateral Value of all Eligible Mortgage Loans, and (b) the applicable percentage specified in (i) or (ii) below, as requested by the Borrowers pursuant to Section 2.3 hereof:

               (i)  "Option One":
                     ----------

          Unseasoned Mortgage Loan                                         1.00%
          Second Lien Mortgage Loan                                        1.00%
          30+ Delinquent Mortgage Loan                                     1.20%
          60+ Delinquent Mortgage Loan                                     1.20%
          Defaulted Mortgage Loan                                          1.45%
          Wet-Ink Mortgage Loan                                            1.00%
          Discretionary Mortgage Loan        the applicable percentage specified
                                              by the Lender one (1) Business Day
                                            prior to the applicable Funding Date

               (ii) "Option Two":
                     ----------

          Unseasoned Mortgage Loan                                          .75%
          Second Lien Mortgage Loan                                         .75%
          30+ Delinquent Mortgage Loan                                     1.00%
          60+ Delinquent Mortgage Loan                                     1.00%
          Defaulted Mortgage Loan                                          1.45%
          Wet-Ink Mortgage Loan                                             .75%
          Discretionary Mortgage Loan        the applicable percentage specified
                                              by the Lender one (1) Business Day
                                            prior to the applicable Funding Date

If more than one of the aforementioned categories in (i) or (ii) shall apply to an Eligible Mortgage Loan, the higher percentage shall be applicable.

          "Bankruptcy Code" shall mean the United States Bankruptcy Code, 11 U.S.C. Section 10 1 et. seq., as amended from time to time.

          "Board Report" shall mean the documentation delivered to the Board of Directors of the Guarantor pursuant to Section 7.1(b), which shall include, but is not limited to (i) financial overview, (ii) consolidated financial statements and (iii) any additional financial information included in such report from time to time.

          "Borrower" and "Borrowers" shall have the meanings provided in the heading hereof.

          "Borrowing Base" shall mean the aggregate Collateral Value of all Eligible Mortgage Loans.

          "Borrowing Base Deficiency" shall have the meaning provided in Section
2.7 hereof.

          "BPO Percentage" shall mean (i) with respect to any Defaulted Mortgage Loan for which a Broker Price Opinion has not been obtained, 50% and (ii) with respect to any Defaulted Mortgage Loan for which a Broker Price Opinion has been obtained, 65%.

          "Broker Price Opinion" shall mean, with respect to a Mortgage Loan or an REO Property, a broker's price opinion prepared by a duly licensed real estate broker who has no interest, direct or indirect, in the Mortgage Loan or REO Property or in the Borrowers or any Affiliate of the Borrowers and whose compensation is not affected by the results of the broker's price opinion, and which valuation (i) indicates the expected proceeds for a sale of the related Mortgaged Property or REO Property and, (ii) with respect to any condominium development or planned unit development that was not Federal National Mortgage Association or Federal Home Loan Mortgage Corporation approved, the amount, if any, by which the valuation was decreased as a result of such lack of approval, and (iii) includes certain assumptions, including those as to the condition of the exterior and interior of the applicable Mortgaged Property or REO property and carrying costs and expenses during marketing time.

          "Business Day" shall mean any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed.

          "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Loan Agreement. the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

          "Capital Stock" shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all similar ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

          "Closing Agent" shall mean, with respect to any Loan, the entity reasonably satisfactory to the Lender (which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated) to which the proceeds of such Loan are to be wired pursuant to the instructions of the Borrowers.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Collateral" shall have the meaning provided in Section 4.1(b) hereof.

          "Collateral Value" shall mean, with respect to each Eligible Mortgage Loan, the lesser of (a) the product of (i) the Market Value of such Eligible Mortgage Loan, and (ii) the Applicable Collateral Percentage for such Eligible Mortgage Loan, and (b) (i) 101% of the unpaid principal balance of such Eligible Mortgage Loan for Option One and (ii) 100% of the unpaid principal balance of such Eligible Mortgage Loan for Option Two; provided, however, if a Tangible Net Worth Trigger Event shall have occurred, the Collateral Value with respect to each Option One Eligible Mortgage Loans shall be the lesser of (a) the product of (1) the Market Value of such Eligible Mortgage Loan, and (ii) the Applicable Collateral Percentage for such

Eligible Mortgage Loan, and (b) 100% of the unpaid principal balance of such Eligible Mortgage Loan; provided, further, that the Collateral Value shall be deemed to be zero with respect to each Mortgage Loan (1) in respect of which there is a breach of representation and warranty set forth on Schedule 1 (assuming each representation and warranty is made as of the date the Collateral Value thereof is determined), (2) which ceases to be an Eligible Mortgage Loan for any reason (3) which is a Nine-Day Aged Wet-Ink Mortgage Loan, (4) with respect to each Mortgage Loan, for so long as such Mortgage Loan is a Wet-Ink Mortgage Loan, as to which the Lender or the Custodian shall have notified the Borrowers that the Custodian shall have transferred an amount greater than $1,000,000 to a single settlement location on a Funding Date, unless consented to by the Lender or (5) for which any Mortgage Loan Documents have been released from the possession of the Custodian under the Custodial Agreement for a period in excess of 15 days.

          "Collection Account" shall mean one or more accounts established by the Servicer subject to a security interest in favor of the Lender, into which all Collections shall be deposited by the Servicer.

          "Collections" shall mean, collectively, all collections and proceeds on, or in respect of the Mortgage Loans, excluding collections required to be paid to the Servicer or a mortgagor on the Mortgage Loans.

          "Control Agreement" shall mean that certain Control Agreement, dated as of June 20, 2003, among the Borrowers, the Custodian and the Lender, as the same shall be modified and supplemented and in effect from time to time.

          "Controlled Accounts" shall mean collectively, the Collection Account and the Wet Funding Account.

          "Custodial Agreement" shall mean the Custodial Agreement, dated as of the date hereof, among the Borrowers, the Custodian and the Lender, substantially in the form of Exhibit B hereto, as the same shall be modified and supplemented and in effect from time to time.

          "Custodian" shall mean Deutsche Bank National Trust Company, as custodian under the Custodial Agreement, and its successors and permitted assigns thereunder.

          "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

          "Defaulted Mortgage Loan" shall mean, as of any date of determination, an Eligible Mortgage Loan which is 90 days or more Delinquent and/or is subject to a foreclosure proceeding.

          "Delinquent" shall mean that a Monthly Payment (as defined in Part III of Schedule 1 hereto) has not been made by the close of business on the related Due Date (as defined in Part III of Schedule 1 hereto).

          "Disbursement Agent" shall mean Deutsche Bank National Trust Company, as disbursement agent for the Lender pursuant to the Custodial Agreement.

          "Discretionary Mortgage Loan" shall mean a Mortgage Loan which does not specifically meet the parameters of an Eligible Mortgage Loan as described herein.

          "Dollars" and "$" shall mean lawful money of the United States of America.

          "Due Diligence Review" shall mean the performance by the Lender of any or all of the reviews permitted under Section 11.15 hereof with respect to any or all of the Mortgage Loans, as desired by the Lender from time to time.

          "Effective Date" shall mean the date upon which the conditions precedent set forth in Section 5.1 shall have been satisfied.

          "Eight-Day Aged Wet-Ink Mortgage Loan" shall mean a Wet-Ink Mortgage Loan with respect to which the related Mortgage File has not been received by the Custodian and the Custodian has not issued a Trust Receipt as of the eighth
(8th) Business Day following the applicable Funding Date.

          "Eligible Mortgage Loan" shall mean a Mortgage Loan originated by any Borrower or any Affiliate of any Borrower, secured by a first or second mortgage Lien on a one-to-four family residential property, as to which the representations, and warranties in Section 6.10 and Part I and Part II of
Schedule 1 hereof are correct; provided, however, that, in no event shall any Eligible Mortgage Loan be a security for purposes of any securities or blue-sky laws; and provided, further, that the following Mortgage Loans shall not be an Eligible Mortgage Loan: (1) a Mortgage Loan for which the related obligor is subject to a voluntary or involuntary bankruptcy proceeding or for which the related Mortgaged Property has been acquired through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default of such Mortgage Loan, (2) a Defaulted Mortgage Loan for which a Broker Price Opinion can not be obtained, (3) a Mortgage Loan that is listed on the Exception Report, and (4) a Mortgage Loan which shall have been pledged to the Lender hereunder for more than 120 days. The Lender shall have sole discretion in determining whether the concentration limits provided for in
Part 11 of Schedule 1 hereto have been exceeded.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which any Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which any Borrower is a member.

          "Equity Proceeds" shall mean with respect to the Guarantor, an amount equal to the net proceeds from the issuance of any securities of the Guarantor or the net proceeds to the Guarantor from contributions to capital or otherwise by another Person.

          "Eurodollar Loan Rate" shall mean a rate per annum equal to the sum of the Eurodollar Rate plus the Applicable Margin.

          "Eurodollar Rate" shall mean, with respect to each day a Loan is outstanding, the rate per annum based on the rate appearing at page 5 of the Telerate Screen as one-month LIBOR on such date (and if such date is not a Business Day, the Eurodollar Rate in effect on the Business Day immediately preceding such date), and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, on such date by prime banks in the interbank eurodollar market where the eurodollar and foreign currency exchange operations in respect of its Loans are then being conducted for delivery on such day for a period of 30 days and in an amount comparable to the amount of the Loans to be outstanding on such day.

          "Execution" shall have the meaning specified in the Custodial
Agreement.

          "Exception Report" shall mean the portion of the Mortgage Loan Schedule and Exception Report detailing Exceptions in respect of each Mortgage Loan.

          "Event of Default" shall have the meaning, provided in Article VIII hereof.

          "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

          "Federal Loan Rate" shall mean a rate per annum equal to the sum of
(a) the Federal Funds Rate plus 1.00% and (b) the Applicable Margin.

          "Five-Day Aged Wet-Ink Mortgage Loan" shall mean a Wet-Ink Mortgage Loan with respect to which the related Mortgage File has not been received by the Custodian and the Custodian has not issued a Trust Receipt as of the fifth
(5th) Business Day following the applicable Funding Date.

          "Funding Date" shall mean the date on which a Loan is made hereunder.

          "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

          "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over any Borrower, any of its Subsidiaries or any of its properties.

          "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided, that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by the Lender. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

          "Guarantor" shall mean New Century Financial Corporation.

          "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (g) Indebtedness of others Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

          "Initial Servicer" shall have the meaning provided in Section 11.14(a) hereof.

          "Intangible Assets" shall mean the excess of the cost over book value of assets acquired, patents, trademarks, copyrights, franchises and other intangible assets (excluding, in any event, the value of any residual securities and the value of any owned or purchased mortgage servicing rights).

          "Interest Rate Protection Agreement" shall mean, with respect to any or all of the Mortgage Loans, any short sale of US Treasury Securities, futures contract, mortgage related security, Eurodollar futures contract, options related contract, interest rate swap, cap or collar agreement or similar arrangement providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by any Borrower and an Affiliate of the Lender, and acceptable to the Lender.

          "Lender" shall have the meaning provided in the heading hereto.

          "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

          "Loan" shall have the meaning provided in Section 2.1(a) hereof.

          "Loan Agreement" shall mean this Master Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "Loan Documents" shall mean, collectively, this Loan Agreement, the Note, the Custodial Agreement, the Control Agreement and the New Century Guaranty.

          "Market Value" shall mean, as of any date in respect of an Eligible Mortgage Loan, the value determined by the Lender in good faith and in its sole discretion.

          "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition or prospects of any Borrower or any of its Material Affiliates, (b) the ability of any Borrower or any of its Material Affiliates to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or (f) the Collateral as a whole.

          "Material Affiliate" shall mean New Century Financial Corporation and its successors and assigns.

          "Maximum Credit" shall mean $1,300,000,000.00, as reduced in accordance with Section 2.1 hereof.

          "Minimum Usage Fee" shall mean, with respect to any date of determination, an annualized fee equal to the product of (a) the difference, if any, between (i) $650,000,000 and (ii) the average Borrowing Base for the previous four (4) calendar months and (b)(i) the Eurodollar Rate plus 1.00% if the Borrower has chosen Option One pursuant to Section 2.3(a) hereof or there are no borrowings hereunder or (ii) the Eurodollar Rate plus 0.75% if the Borrower has chosen Option Two pursuant to Section 2.3(a) hereof.

          "Moody's" shall mean Moody's Investors Service, Inc.

          "Mortgage" shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second Lien on the fee in real property securing the Mortgage Note.

          "Mortgage File" shall have the meaning assigned thereto in the Custodial Agreement.

          "Mortgage Loan" shall mean a mortgage loan which the Custodian has been instructed to hold for the Lender pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, a Mortgage Note and related Mortgage.

          "Mortgage Loan Documents" shall mean, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

          "Mortgage Loan Schedule" shall have the meaning assigned thereto in the Custodial Agreement.

          "Mortgage Loan Schedule and Exception Report" shall mean the mortgage loan schedule and exception report prepared by the Custodian pursuant to the Custodial Agreement.

          "Mortgage Loan Data File" shall mean a computer-readable file containing information with respect to each Mortgage Loan, to be delivered by the Borrowers to the Lender pursuant to Section 2.3(a) hereof which fields are identified on Annex I to the Custodial Agreement.

          "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a mortgagor/borrower with respect to a Mortgage Loan.

          "Mortgaged Property" shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

          "Mortgagor" shall mean the obligor on a Mortgage Note.

          "MS & Co." shall mean Morgan Stanley & Co. Incorporated, a registered broker-dealer.

          "MS Indebtedness" shall mean any indebtedness of each Borrower hereunder and under any other arrangement between the Borrowers on the one hand and the Lender or an Affiliate of the Lender on the other hand (including, without limitation, any Loans, interest due and default interest, termination payments, hedging costs, facility fees and expenses).

          "Multiemployer Plan" shall mean a multiemployer plan defined as such in Section 3(37) of ERISA to which contributions have been or are required to be made by the Borrowers or any ERISA Affiliate and that is covered by Title IV of ERISA.

          "Net Income" shall mean, for any period, the net income of the Guarantor for such period as determined in accordance with GAAP.

          "New Century Guaranty" shall mean the Amended and Restated Guaranty by and between the Guarantor and the Lender, dated as of the date hereof.

          "Nine-Day Aged Wet-Ink Mortgage Loan" shall mean a Wet-Ink Mortgage Loan with respect to which the related Mortgage File has not been received by the Custodian and the Custodian has not issued a Trust Receipt by the ninth
(9th) Business Day following the applicable Funding Date.

          "1934 Act" shall mean the Securities and Exchange Act of 1934, as amended.

          "Note" shall have the meaning provided in Section 2.2(a) hereof.

          "Option One" shall mean, with respect to any requested borrowing hereunder, the option specified in (a) of the definition of "Applicable Collateral Percentage" and 2(b)(i) of the definition of "Applicable Margin."

          "Option Two" shall mean, with respect to any requested borrowing hereunder, the option specified in (b) of the definition of "Applicable Collateral Percentage and (2)(b)(ii) of the definition "Applicable Margin."

          "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

          "Plan" shall mean an employee benefit or other plan established or maintained by any Borrower or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

          "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 4% per annum plus the Prime Rate in effect on such due date and from time to time thereafter until such amount is paid in full.

          "Prime Rate" shall mean the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

          "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

          "Regulations T, U and X" shall mean Regulations T, U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

          "Remittance Date" shall mean the 5th Business Day of each month. For purposes of this definition, "Business Day" shall mean any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions in the States of Florida and California are authorized or obligated by law or executive order to be closed.

          "Responsible Officer" shall mean, as to any Person, the chief executive officer or, with respect to financial matters, the chief financial officer of such Person.

          "Requirement of Law" shall mean as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

          "S&P" shall mean Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

          "Second Lien Mortgage Loan" shall mean an Eligible Mortgage Loan which is secured by a second Lien on the related Mortgaged Property.

          "Secured Obligations" shall have the meaning provided in Section 4.1(c) hereof.

          "Servicer" shall mean the Initial Servicer or a Third Party Servicer, as the context requires.

          "Servicer Notice" shall have the meaning provided in Section 11.14(c) hereof.

          "Servicing Agreement" shall have the meaning provided in Section 11.14(c) hereof.

          "Servicing Records" shall have the meaning provided in Section 11.14(b) hereof.

          "Seven-Day Aged Wet-Ink Mortgage Loan" shall mean a Wet-Ink Mortgage Loan with respect to which the related Mortgage File has not been received by the Custodian and the Custodian has not issued a Trust Receipt as of the seventh
(7th) Business Day following the applicable Funding Date.

          "Six-Day Aged Wet-Ink Mortgage Loan" shall mean a Wet-Ink Mortgage Loan with respect to which the related Mortgage File has not been received by the Custodian and the Custodian has not issued a Trust Receipt as of the sixth
(6th) Business Day following the applicable Funding Date.

          "60+ Delinquent Mortgage Loan" shall mean, as of any date of determination, an Eligible Mortgage Loan which is between 60 days and 89 days (inclusive) Delinquent.

          "Sub-prime Mortgage Loan" shall mean an Eligible Mortgage Loan with respect to which the related Mortgagor has received a credit rating of "C" or "D" as determined in accordance with New Century's origination guidelines in effect as of the Effective Date."Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

          "System" shall mean all hardware or software, or any system consisting of one or more thereof, including, without limitation, any and all enhancements, upgrades, customizations, modifications and the like utilized by any Person for the benefit of such Person to perform its obligations and to administer and track, store, process, provide, and where appropriate, insert, true and accurate dates and calculations for dates and time spans with respect to the Mortgage Loans.

          "Tangible Net Worth" shall mean, as of any date of determination, all amounts which would be included under capital on a balance sheet of the Guarantor at such date, determined in accordance with GAAP, less (i) amounts owing to the Guarantor from Affiliates and (ii) Intangible Assets.

          "Tangible Net Worth Trigger Event" shall have occurred (based on the Guarantor's most recent monthly financials) if the Tangible Net Worth of the Guarantor is less than the sum of (i) $275,000,000, (ii) 75% of the aggregate consolidated positive Net Income, calculated from the period beginning December 31, 2002 to the most recently ended monthly period and (iii) an amount equal to 50% of any Equity Proceeds received by the Guarantor since December 31, 2002.

          "Termination Date" shall mean December 13, 2003 or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

          "Third Party Servicer" shall have the meaning provided in Section 11.14(c) hereof.

          "30+ Delinquent Mortgage Loan" shall mean, as of any date of determination, an Eligible Mortgage Loan which is between 30 days and 59 days (inclusive) Delinquent.

          "Total Indebtedness" shall mean, for any period, the aggregate Indebtedness of the Guarantor during such period maintained in accordance with GAAP less the aggregate amount of any such Indebtedness that is reflected on the balance sheet of the Guarantor in respect of obligations incurred pursuant to a securitization transaction, solely to the extent such obligations are secured by the assets securitized thereby and are non-recourse to the Guarantor. In the event that any Indebtedness would be excluded from the calculation of Total Indebtedness but for the existence of recourse, the Guarantor shall be entitled nonetheless to exclude the amount of such Indebtedness that is not subject to recourse. The amount of any recourse shall be the stated or determinable amount thereof or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the Guarantor in good faith.

          "Trust Receipt" shall have the meaning provided in the Custodial Agreement.

          "Underwriting Guidelines" shall mean the underwriting guidelines attached as Exhibit F hereto.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

          "Unseasoned Mortgage Loan" shall mean, as of any date of determination, an Eligible Mortgage Loan (provided, that notwithstanding the definition of the term "Eligible Mortgage Loan," an Unseasoned Mortgage Loan must have a first Lien status with respect to the related Mortgaged Property) which has been originated 120 days or less prior to the related Funding Date.

          "Wet-Ink Mortgage Loan" shall mean a Mortgage Loan originated by any Borrower in a transaction table-funded by the Lender, which origination or table funding is financed in part or in whole with proceeds of Loans and as to which the Custodian has not yet received the related Mortgage File. A Mortgage Loan shall cease to be a Wet-Ink Mortgage Loan on the date on which the Lender has received a Mortgage Loan Schedule and Exception Report from the Custodian with respect to such Mortgage Loan confirming that the Custodian has physical possession of the related Mortgage File and that there are no Exceptions (as defined in the Custodial Agreement) with respect to such Mortgage Loan.

          "Wet-Ink Transaction" shall mean a borrowing in connection with which Wet-Ink Mortgage Loans are included in the Borrowing Base. A Wet-Ink Transaction shall cease to be a Wet-Ink Transaction on the date that the underlying Wet-Ink Mortgage Loan ceases to be a Wet-Ink Mortgage Loan (in accordance with the definition thereof).

          "Wet-Ink Aged Report" shall have the meaning specified in Section 3(a) of the Custodial Agreement.

          "Wet Funding Account" shall have the meaning specified in Section 4(i) of the Custodial Agreement.

          Section 1.2 Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

                                   ARTICLE II
                          Loans, Note and Prepayments.

          Section 2.1   Loans.

          (a) The Lender agrees to make, on the terms and subject to the conditions of this Loan Agreement, loans (individually, a "Loan" and, collectively, the "Loans") to the Borrowers in Dollars, from and including the Effective Date to but not including the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the lesser of (i) the Maximum Credit and (ii) the Borrowing Base as in effect from time to time.

          (b) Subject to the terms and conditions of this Loan Agreement, during such period the Borrowers may borrow, repay and reborrow hereunder; provided, that notwithstanding the foregoing, the Lender shall have no obligation to make Loans to the Borrowers in excess of the lesser of (i) the Maximum Credit and (ii) the Borrowing Base and, if a Tangible Net Worth Trigger Event shall have occurred or in the event the obligation of the Lender to make Loans to the Borrowers shall otherwise be terminated as permitted hereunder, the Lender shall have no further obligation to make additional Loans hereunder.

          Section 2.2   Notes.

          (a) The Loans made by the Lender shall be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit A hereto (the "Note"), dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Maximum Credit as originally in effect and otherwise duly completed. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

          (b) The date, amount and interest rate of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, endorsed by the Lender on the schedule attached to the Note or any continuation thereof; provided, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of each Borrower to make a payment when due of any amount owing hereunder or under the Note in respect of the Loans.

          Section 2.3 Procedure for Borrowing (Loans Other than Wet-Ink Transactions).

          (a) The Borrowers may request a borrowing hereunder that is not a Wet-Ink Transaction, on any Business Day during the period from and including the Effective Date to and including the Termination Date, by delivering to the Lender, with a copy to the Custodian, a written request for borrowing, substantially in the form of Exhibit D attached hereto, which request must be received by the Lender prior to 11:00 a.m., New York City time, at least one (1) Business Day prior to the requested Funding Date. Such request for borrowing shall (i) attach a schedule identifying the Eligible Mortgage Loans that the Borrowers propose to pledge to the Lender and which are to be included in the Borrowing Base in connection with such borrowing, (ii) specify the requested Funding Date, (iii) be accompanied by a Mortgage Loan Data File containing information with respect to the Eligible Mortgage Loans that the Borrowers propose to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing, (iv) attach an officer's certificate signed by a Responsible Officer of each applicable Borrower as required by Section 5.2(b) hereof and (v) specify either Option One or Option Two for such borrowing, at which point all borrowings hereunder, including each Eligible Mortgage Loan then pledged or to be included in the Borrowing Base in connection with such borrowing, shall be calculated according to such option.

          (b)    Upon the Borrowers' request for a borrowing pursuant to
Section 2.3(a), the Lender shall, subject to the limitations set forth in
Section 2.1(a) hereof and upon satisfaction of all conditions precedent set forth in Sections 5.1 and 5.2 hereof, make a Loan to the Borrowers on the requested Funding Date, in the amount so requested; provided, however, that if the Mortgage Loan Data File includes Discretionary Mortgage Loans that Borrowers propose to pledge to the Lender and which are to be included in the Borrowing Base in connection with such borrowing, the Lender's obligation to fund such Discretionary Mortgage Loans shall be in its sole and absolute discretion. The Borrowers acknowledge that the Lender may retain an amount equal to $100 per Defaulted Mortgage Loan to cover the costs of obtaining Broker Price Opinions.

          (c) The Borrowers shall release to the Custodian no later than 1:30 p.m. New York time, one (1) Business Day prior to any Funding Date (in the case of the first 150 Eligible Mortgage Loans delivered in connection with any Funding Date) plus one (1) additional Business Day prior to any Funding Date (for each additional 100 Eligible Mortgage Loans in excess thereof delivered in connection with any Funding Date), the Mortgage File pertaining to each Eligible Mortgage Loan to be pledged to the Lender and included in the Borrowing Base on such requested Funding Date, in accordance with the terms and conditions of the Custodial Agreement.

          (d) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Lender and the Borrowers, no later than 1:00 p.m. New York City time on a Funding Date, a Trust Receipt (as defined in the Custodial Agreement) in respect of all Mortgage Loans pledged to the Lender on such Funding Date, and a Mortgage Loan Schedule and Exception Report. The Borrowers acknowledge that Mortgage Loans listed in the Exception Report are not Eligible Mortgage Loans and the Lender is not required to advance funds in respect of such Mortgage Loans and such Mortgage Loans listed in the Exception Report shall not be subject to the Lien of this Loan Agreement.

          (e) Subject to Article V hereof, such borrowing will then be made available to the Borrowers by the Lender transferring, via wire transfer, to the following accounts of the Borrowers: ABA # 021001033, Account #01419663, Attn:
New Century, in the aggregate amount of such borrowing in funds immediately available to the Borrowers.

          Section 2.4   Procedure For Borrowing (Wet-Ink Transactions).

          (a) With respect to each Wet-Ink Transaction, the Borrowers may request a borrowing hereunder, on any Business Day during the period from and including the Effective Date to and excluding the Termination Date and provided that no Borrowing Base Deficiency exists due to the inclusion of Aged Wet-Ink Mortgage Loans in the Borrowing Base on such date, by delivering to the Lender, an estimate of the amount required to fund Wet-Ink Transactions the following Business Day, which estimate must be received by the Lender prior to 5:00 p.m. New York City time, one (1) Business Day prior to the requested Funding Date.

          (b) On the requested Funding Date, the Borrowers may deliver to the Lender, with a copy to the Custodian, no more than an aggregate total of three (3) transmissions, which transmissions shall (i) attach a written request for borrowing, substantially in the form of Exhibit D attached hereto, (ii) attach a schedule identifying the Eligible Mortgage Loans that the Borrowers propose to pledge to the Lender, and to be included in the Borrowing Base in connection with such borrowing, (iii) specify the amount requested to be borrowed, (iv) attach a schedule identifying the amount and wiring instructions with respect to the settlement location of each wire transfer on such date and
(v) attach an officer's certificate signed by a Responsible Officer of each applicable Borrower as required by Section 5.02(b) hereof. Pursuant to the Custodial Agreement, the Custodian shall deliver to the Lender and the Borrowers, in connection with each transmission, a Mortgage Loan Schedule in respect of all Mortgage Loans pledged to the Lender, on such Funding Date. The latest transmission must be received by the Lender no later than 4:00 p.m. New York City time on such Funding Date. Such request for borrowing shall specify the requested Funding Date.

          (c) The Borrowers shall deliver (or cause to be delivered) and release to the Custodian the Mortgage File pertaining to such Wet-Ink Mortgage Loan on the next Business Day following receipt of such Mortgage File by the applicable Borrower, but in any event no later than eight (8) Business Days following the applicable Funding Date in accordance with the terms and conditions of the Custodial Agreement. On the applicable Funding Date and on each Business Day following the applicable Funding Date, no later than 8:00 p.m. New York City time, pursuant to the Custodial Agreement, the Custodian shall deliver to the Lender a schedule listing each Wet-Ink Mortgage Loan with respect to which the complete Mortgage File has not been received by the Custodian (the "Wet-Ink Aged Report"). On the applicable Funding Date, the Agent shall confirm that the information in the Wet-Ink Aged Report is consistent with the information provided to the Agent pursuant to Section 2.4(b).

          (d) Subject to Section 5 hereof, such borrowing will be made available by the Custodian transferring at the direction of the Lender, via wire transfer, the amount of such borrowing from the account of the Lender maintained with the Custodian to the account of the designated Closing Agent pursuant to disbursement instructions provided by the Borrowers on the electronic system maintained by the Custodian; provided, however, that (i) the Lender shall approve, in its sole discretion, each wiring location, (ii) the Custodian shall not, in any event, (A) transfer funds to any Borrower or (B) transfer funds in excess of the original principal balance of the related Wet-Ink Mortgage Loan. Pursuant to the Custodial Agreement, the Custodian shall deliver to the Lender and the Borrowers, no later than 6:00 p.m., New York City time, on each Funding Date with respect to a Wet-Ink Transaction, a report identifying the wire transfer amount and the settlement location of each wire transfer amount on such date. Upon notice from the Closing Agent to the Borrowers that the related Wet-Ink Mortgage Loan was not originated, the Wet-Ink Mortgage Loan shall be removed from the list of Eligible Mortgage Loans and the Closing Agent shall immediately return the funds via wire transfer to the account of the Lender maintained with the Custodian. The Borrowers shall notify the Lender if a Wet-Ink Mortgage Loan was not originated and has been removed from the list of Eligible Mortgage Loans.

          Section 2.5 Limitation on Types of Loans; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Eurodollar Rate:

          (a) the Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Loans as provided herein; or

          (b) the Lender determines, which determination shall be conclusive, that the relevant rate of interest referred to in the definition of "Eurodollar Rate" in Section 1.1 hereof upon the basis of which the rate of interest for Loans is to be determined is not likely adequately to cover the cost to the Lender of making or maintaining Loans; or

          (c) it becomes unlawful for the Lender to honor its obligation to make or maintain Loans hereunder using a Eurodollar Rate;

then the Lender shall give the Borrowers prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to make additional Loans, and each Borrower shall, at its sole option and discretion, either prepay all such Loans as may be outstanding or pay interest on such Loans at a rate per annum equal to the Federal Loan Rate; provided, that if the Lender determines not to make any additional Loans, then the Lender shall reimburse the Borrowers a pro rata portion of the facility fee paid to the Lender pursuant to Section 3.4, based upon the number of days elapsed from the Effective Date to date of such determination.

          Section 2.6   Repayment of Loans; Interest.

          (a) The Borrowers hereby promise, jointly and severally, to repay in full in Dollars on the Termination Date, the aggregate outstanding principal amount of the Loans.

          (b) The Borrowers hereby promise, jointly and severally, to pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to, but excluding, the date such Loan shall be paid in full, at a rate per annum equal to the Applicable Loan Rate. Notwithstanding the foregoing, the Borrowers hereby promise to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Borrowers hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Interest shall accrue on the unpaid principal balance of each Loan on a daily basis. Accrued interest on each Loan shall be payable monthly on the first Business Day of each month and for the last month of the Loan Agreement on the first Business Day of such last month and on the Termination Date; provided, that the Lender may, in its sole discretion, require accrued interest to be paid simultaneously with any prepayment of principal made by the Borrowers on account of any of the Loans outstanding. Interest payable at the Post-Default Rate shall accrue daily and shall be payable in accordance with the foregoing.

          (c) It is understood and agreed that, unless and until a Default shall have occurred and be continuing, the Borrowers shall be entitled to the proceeds of the Mortgage Loans pledged to the Lender hereunder.

          Section 2.7   Mandatory prepayments or Pledge.

          If at any time the aggregate outstanding principal amount of Loans exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as determined by the Lender and notified to the Borrowers on any Business Day, the Borrowers shall no later than one (1) Business Day after receipt of such notice, either prepay the Loans in part or in whole or pledge additional Eligible Mortgage Loans (which Collateral shall be in all respects acceptable to the Lender in its sole discretion) to the Lender, such that after giving effect to such prepayment or pledge of additional Eligible Mortgage Loans a Borrowing Base Deficiency shall no longer exist.

          Section 2.8   Extension of Termination Date.

          At the request of the Borrowers made at least thirty (30) days, but in no event earlier than ninety (90) days, prior to the then current Termination Date, the Lender may in its sole discretion extend the Termination Date for a period to be determined by Lender in its sole discretion by giving written notice of such extension to the Borrowers no later than twenty (20) days, but in no event earlier than thirty (30) days, prior to the then current Termination Date. Any failure by the Lender to deliver such notice of extension shall be deemed to be the Lender's determination not to extend the then current Termination Date.

                                   ARTICLE III

                          Payments; Computations; Etc.

          Section 3.1   Payments.

          (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by the Lender: Account No. 40615114, for the account of MSMCI, Citibank, N.A., ABA No. 021000089, Attn: Whole Loan Operations, not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business
Day). Each Borrower acknowledges that it has no rights of withdrawal from the foregoing account.

          (b) Except to the extent otherwise expressly provided herein, if the due date of any payment under this Loan Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

          Section 3.2 Computations. Interest on the Loans shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but excluding the last day) occurring in the period for which payable.

          Section 3.3   Requirements of Law.

          (a) If any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) or any change in the interpretation or application thereof or compliance by the Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject the Lender to any tax of any kind whatsoever with respect to this Loan Agreement, the Note or any Loan made by it (excluding net income taxes) or change the basis of taxation of payments to the Lender in respect thereof;

          (ii) shall impose or hold applicable any reserve, special deposit, compulsory Loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, Loans or other extensions of credit by, or any other acquisition of funds by, any office of the Lender which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

          (iii)  shall impose on the Lender any other condition;

and the result of any of the foregoing is to increase the cost to the Lender, by an amount which the Lender deems to be material, of making, continuing or maintaining any Loan or to reduce any amount due or owing hereunder in respect thereof, then, in any such case, the Borrowers shall promptly pay the Lender such additional amount or amounts as will compensate the Lender for such increased cost or reduced amount receivable.

          (b) If the Lender shall have determined that the adoption of or any change in any Requirement of Law (other than with respect to any amendment made to the Lender's certificate of incorporation and by-laws or other organizational or governing documents) regarding capital adequacy or in the interpretation or application thereof or compliance by the Lender or any corporation controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on the Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which the Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by the Lender to be material, then from time to time, each Borrower shall either (i) promptly pay to the Lender such additional amount or amounts as will compensate the Lender for such reduction or (ii) at its sole option and discretion, prepay all Loans as may be outstanding and terminate this Loan Agreement. If the Borrowers prepay all outstanding Loans and terminate this Loan Agreement as provided in (ii) of the prior sentence, then the Lender shall reimburse the Borrowers a pro rata portion of the facility fee paid to the Lender pursuant to Section 3.4, based upon the number of days elapsed from the Effective Date to the date of termination.

          (c) If the Lender becomes entitled to claim any additional amounts pursuant to this Article, it shall promptly notify the Borrowers of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section submitted by the Lender to the Borrowers shall be conclusive in the absence of manifest error.

          Section 3.4   Facility Fee.

          The Borrowers agree to pay to the Lender on or prior to the execution of this Loan Agreement a facility fee of $500,000, such payment to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the account set forth in Section 3.1(a) hereof.

                                   ARTICLE IV

                              Collateral Security.

          Section 4.1   Collateral; Security Interest.

          (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents as exclusive bailee and agent for the Lender pursuant to terms of the Custodial Agreement and shall deliver Trust Receipts (as defined in the Custodial Agreement) to the Lender each to the effect that it has reviewed such Mortgage Loan Documents in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

          (b) All of each Borrower's right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Collateral":

          (i)    all Mortgage Loans;

          (ii) all Mortgage Loan Documents, including, without limitation, all promissory notes and all Servicing Records, Servicing Agreements and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, accounting records and other books and records relating thereto, including electronic records;

          (iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan and all claims and payments thereunder;

          (iv) all other insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property;

          (v) all Interest Rate Protection Agreements, relating to or constituting any and all of the foregoing;

          (vi) the Controlled Accounts and all monies from time to time on deposit in the Controlled Accounts;

          (vii) all collateral, however defined, under any other agreement between each Borrower or any of its Affiliates on the one hand and the Lender or any of its Affiliates on the other hand;

          (viii) all "general intangibles", "accounts" and "chattel paper" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

          (ix) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

          (c) Each Borrower hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Collateral to the Lender to secure the MS Indebtedness including, without limitation, the repayment of principal of and interest on all Loans and all other amounts owing to the Lender hereunder, under the Note and under the other

Loan Documents (collectively, the "Secured Obligations"). Each Borrower agrees to mark its computer records and tapes to evidence the interests granted to the Lender hereunder.

          Section 4.2 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrowers, the Borrowers will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. The Borrowers also hereby authorize the Lender to file any such financing or continuation statement without the signatures of the Borrowers to the extent permitted by applicable law. A photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

          Section 4.3 Changes in Locations, Names, etc. Each Borrower shall not (i) change the location of its chief executive office/chief place of business from that specified in Article VI hereof, (ii) change its name, identity or corporate structure (or the equivalent) or (iii) unless it shall have given the Lender at least 30 days prior written notice thereof and shall have filed or delivered to the Lender for filing all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and taken all other actions deemed necessary by the Lender to continue the perfected status of the Lender in the Collateral with the same or better priority.

          Section 4.4   Lender's Appointment as Attorney-in-Fact.

          (a) Each Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Borrower and in the name of such Borrower or in its own name, from time to time in the Lender's discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, such Borrower hereby gives the Lender the power and right, on behalf of such Borrower, without assent by, but with notice to such Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

          (i) in the name of such Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable; or

          (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and (A) to direct any party liable for any payment under any

     Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against such Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and
     (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were the absolute owner thereof for all purposes, and to do, at the Lender's option and such Borrower's expense, at any time, and from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as such Borrower might do.

Each Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

          (b) Each Borrower also authorizes the Lender, at any time and from time to time, to execute, in connection with any sale provided for in Section
4.7 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

          (c) The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to the Borrowers for any act or failure to act hereunder, except for its own gross negligence, bad faith or willful misconduct.

          Section 4.5 Performance by Lender of Borrowers' Obligations. If any Borrower fails to perform or comply with any of its agreements contained in the Loan Documents and the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable by the Borrowers to the Lender on demand and shall constitute Secured Obligations.

          Section 4.6 Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by the Borrowers consisting of cash, checks and other near-cash items shall be held by the Borrowers in trust for the Lender, segregated from other funds of the Borrowers, and shall forthwith upon receipt by the Borrowers be turned over to the Lender in the exact form received by the Borrowers (duly endorsed by the Borrowers to the Lender, if required) and (b) any and all such proceeds received by the Lender (whether from the Borrowers or otherwise) may, in the sole discretion of the Lender, be held by the Lender as collateral security for, and/or then or at any time thereafter may be applied by the Lender against, the Secured Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

          Section 4.7 Remedies. If a Default shall occur and be continuing, the Lender may, at its option and at the Borrowers' expense, enter into one or more Interest Rate Protection Agreements covering all or a portion of the Mortgage Loans pledged to the Lender hereunder, and the Borrowers shall be responsible for all damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against the Lender relating to or arising out of such Interest Rate Protection Agreements; including, without limitation, any losses resulting from such Interest Rate Protection Agreements. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrowers or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions and at such prices as it may deem best in its good faith judgment, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrowers, which right or equity is hereby waived or released. The Borrowers further agree, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at any Borrower's premises or elsewhere. The Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including, without limitation, reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including, without limitation, Section 9-608(a)(l)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Borrowers. To the extent permitted by applicable law, each Borrower waives all claims, damages and demands it may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence, bad faith or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrowers shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.5(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by the Lender to collect such deficiency.

          Section 4.8 Limitation on Duties Regarding Preservation of Collateral. The Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrowers or otherwise.

          Section 4.9 Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

          Section 4.10 Release of Security Interest. Upon termination of this Loan Agreement and repayment to the Lender of all Secured Obligations and the performance of all obligations under the Loan Documents, the Lender shall release its security interest in any remaining Collateral.

                                    ARTICLE V

                              Conditions Precedent.

          Section 5.1 Initial Loan. The obligation of the Lender to continue the Loans pursuant to the Existing Loan Agreement and to continue to make Loans hereunder is subject to the satisfaction of the condition precedent that the Lender shall have received all of the following items, each of which shall be satisfactory to the Lender and its counsel in form and substance:

          (a)    Loan Documents.

          (i) Loan Agreement. This Amended and Restated Loan Agreement, duly executed and delivered by the Borrowers;

          (ii) Note. The Amended and Restated Promissory Note, duly executed and delivered by the Borrowers;

          (iii) Custodial Agreement. The Amended and Restated Custodial Agreement, duly executed and delivered by the Borrowers and the Custodian; and

          (iv) New Century Guaranty. The Amended and Restated Guaranty duly executed and delivered by the Guarantor.

          (b) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of each Borrower and the Guarantor and of all corporate or other authority for each Borrower and the Guarantor with respect to the execution, delivery and performance of the Loan Documents to which it is a party, and each other document to be delivered by the Borrowers and the Guarantor from time to time in connection with the Loan Documents (and the Lender may conclusively rely on such certificate until it receives notice in writing from the Borrowers or the Guarantor to the contrary).

          (c) Legal Opinions. Legal opinions of inside and outside counsels to the Borrowers and the Guarantor, substantially in the form attached hereto as Exhibit C.

          (d)    Trust Receipt and Mortgage Loan Schedule and Exception
Report. A Trust Receipt, substantially in the form of Annex 2 of the Custodial Agreement, dated the Effective Date, from the Custodian, duly completed, with a Mortgage Loan Schedule and Exception Report attached thereto.

          (e) Servicing Agreement(s). Any Servicing Agreement, certified as a true, correct and complete copy of the original together, with a fully executed Servicer Notice and, if the Servicer is any Borrower or an Affiliate of any Borrower, the letter of the applicable Servicer consenting to termination of such Servicing Agreement, without charge, upon the occurrence of an Event of Default.

          (f)    [Reserved].

          (g) Securitization Letter. A letter agreement between the Borrowers and MS&Co. granting MS&Co., the exclusive option to act as lead underwriter or placement agent in connection with one offering of mortgage backed securities backed by residential mortgage loans made by the Borrowers with respect to the Eligible Mortgage Loans in the calendar year 2003, duly executed and delivered by the Borrowers, which shall be satisfactory to the Lender in form and substance.

          (h)    Facility Fee. The facility fee as contemplated by Section 3.4.

          (i)    Financial Statements. The financial statements referenced in
Section 6.2.

          (j) Underwriting Guidelines. A certified copy of the Underwriting Guidelines, which shall be in form and substance satisfactory to the Lender.

          (k) Consents, Licenses, Approvals, etc. Copies certified by the Borrowers of all consents, licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrowers of, and the validity and enforceability of, the Loan Documents, which consents, licenses and approvals shall be in full force and effect.

          (l) Other Documents. Such other documents as the Lender may reasonably request.

          Section 5.2 Initial and Subsequent Loans. The making of each Loan to the Borrowers (including the initial Loan) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

          (a) No Default. No Default or Event of Default shall have occurred and be continuing.

          (b) Representations and Warranties. Both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrowers in Article VI and Schedules 1 and 2 hereof, and elsewhere in each of the Loan Documents, shall be true, correct and complete on and as of the date of the making of such Loan in all material respects (in the case of the representations and warranties in Section 6.10 and Schedules 1 and 2, solely with respect to Mortgage Loans included in the Borrowing Base) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Lender shall have received an officer's certificate signed by a Responsible Officer of each Borrower certifying as to the truth, accuracy and completeness of the above, which certificate shall specifically include a statement that each Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions.

          (c) Borrowing Base. The aggregate outstanding principal amount of the Loans shall not exceed the Borrowing Base.

          (d) Due Diligence. Subject to the Lender's right to perform one or more Due Diligence Reviews pursuant to Section 11.15 hereof, the Lender shall have completed its due diligence review of the Mortgage Loan Documents for each Loan and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Mortgage Loans as the Lender in its sole discretion deems appropriate to review and such review shall be satisfactory to the Lender in its sole discretion.

          (e) Mortgage Loan Schedule and Exception Report. The Lender shall have received from the Custodian a Mortgage Loan Schedule and Exception Report with Exceptions as are acceptable to the Lender in its sole discretion in respect of Eligible Mortgage Loans to be pledged hereunder on such Business Day.

          (f) Release Letter. If applicable, the Lender shall have received from the Borrowers a Warehouse Lender's Release Letter substantially in the form of Exhibit E-2 hereto (or such other form acceptable to the Lender) or a Seller's Release Letter substantially in the form of Exhibit E-1 hereto (or such other form acceptable to the Lender) covering each Mortgage Loan to be pledged to the Lender.

          (g) Fees and Expenses. The Lender shall have received all fees and expenses of counsel to the Lender as contemplated by Section 11.3, which amount, at the Lender's option, may be netted from any Loan advanced under this Agreement.

          (h) No Market Events. None of the following shall have occurred and/or be continuing:

          (i) an event or events shall have occurred resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities or an event or events shall have occurred resulting in the Lender not being able to finance any Mortgage Loans through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events;

          (ii) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans or an event or events shall have occurred resulting in the Lender not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

          (iii) there shall have occurred a material adverse change in the financial condition of the Lender which affects (or can reasonably be expected to affect) materially and adversely the ability of the Lender to fund its obligations tinder this Loan Agreement;

provided, however, that if any such events shall have occurred or be continuing and the Lender shall have determined, in its sole discretion, to not make any additional Loans, then the Lender shall reimburse the Borrowers a pro rata portion of the facility fee paid to the Lender pursuant to Section 3.4 based upon the number of days elapsed from the Effective Date to date of such determination.

          (i) No Morgan Stanley Downgrade. Morgan Stanley & Co.'s corporate bond rating as calculated by S&P or Moody's has not been lowered or downgraded to a rating below "A-" as indicated by S&P or below "A3" as indicated by Moody's.

          (j) Filings, Registrations, Recordings. Any documents (including, without limitation, financing statements) required to be filed, registered or recorded in order to create, in favor of the Lender, a perfected, first-priority security interest in the Collateral, subject to no Liens other than those created hereunder, shall have been properly prepared and executed for filing (including the applicable county(ies) if the Lender determines such filings are necessary in its sole discretion), registration or recording in each office in each jurisdiction in which such filings, registrations and recordations are required to perfect such first-priority security interest; provided, that assignments of the Mortgages securing or related to the Mortgage Loans shall not be required to be recorded prior to the occurrence of an Event of Default.

          (k) Discretionary Mortgage Loans. At least three (3) Business Days prior to a Funding Date, the Borrowers shall have provided to the Lender a certification as to the reason why a Discretionary Mortgage Loan has not been previously disposed of by the Borrowers and the Lender shall have approved of the inclusion of such Discretionary Mortgage Loan in the Mortgage Loan Schedule and Exception Report to be pledged hereunder on such Funding Date.

          Each request for a borrowing by the Borrowers hereunder shall constitute a certification by the Borrowers that all the conditions set forth in this Article V (other than

Sections 5.2(h) and (i)) have been satisfied (both as of the date of such notice, request or confirmation and as of the date of such borrowing).

          (l) Minimum Usage Fee. The Lender shall have received the Minimum Usage Fee, if any.

          Section 5.3 Wet-Ink Transactions. The funding of each Wet-Ink Transaction on any Business Day is subject to the following further conditions precedent:

          (a) Wet- Ink Aged Report. The Lender shall have received from the Custodian a Wet- Ink Aged Report in form and substance satisfactory to the Lender; and

          (b) Wet Aging. A Borrowing Base Deficiency shall not have occurred and be continuing because of the inclusion of Aged Wet-Ink Mortgage Loans in the Borrowing Base.

                                   ARTICLE VI

                         Representations and Warranties.

          The Borrowers represent and warrant to the Lender that throughout the term of this Loan Agreement:

          Section 6.1 Existence. Each Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a Material Adverse Effect, and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect.

          Section 6.2 Financial Condition. Each of the Borrowers and the Guarantor has heretofore furnished to the Lender a copy of (a) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the fiscal year of the Borrowers ended December 31, 2002 and the related consolidated statements of income and retained earnings and of cash flows for the Borrowers, the Guarantor and their consolidated Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of KPMG, LLC and (b) its consolidated balance sheet and the consolidated balance sheets of its consolidated Subsidiaries for the three most recently ended quarterly fiscal periods of the Borrowers and the related consolidated statements of income and retained earnings and of cash flows for the Borrowers, the Guarantor and its consolidated Subsidiaries for such quarterly fiscal periods, setting forth in each case in comparative form the figures for the previous year. All such financial statements fairly present, in all material respects, the consolidated financial condition of the Borrowers, the Guarantor and its Subsidiaries and the consolidated results of their operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since the date of the most recently delivered financials, there has been no material adverse change in the consolidated business, operations or financial condition of the Borrowers, the Guarantor and its consolidated Subsidiaries taken as a whole from that set forth in said financial statements.

          Section 6.3 Litigation. There are no actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or, to each Borrower's knowledge, threatened) or other legal or arbitrable proceedings affecting the Borrowers or any of its Affiliates or affecting any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $1,000,000, (iii) which, individually or in the aggregate, if adversely determined, could reasonably be likely to have a Material Adverse Effect or (iv) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder.

          Section 6.4 No Breach. Neither (a) the execution and delivery of the Loan Documents nor (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of each Borrower, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other material agreement or instrument to which each Borrower or any of its Affiliates is a party or by which any of them or any of their Property is bound or to which any of them is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to this Loan Agreement) upon any Property of each Borrower or any of its Subsidiaries pursuant to the terms of any such agreement or instrument.

          Section 6.5 Action. Each Borrower has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents to which it is a party; the execution, delivery and performance by each Borrower of each of the Loan Documents to which it is a party have been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by the Borrowers and constitutes a legal, valid and binding obligation of the Borrowers, enforceable against the Borrowers in accordance with its terms.

          Section 6.6 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by the Borrowers of the Loan Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Loan Agreement.

          Section 6.7 Margin Regulations. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulations T, U or X.

          Section 6.8 Taxes. Each Borrower and its Subsidiaries have filed all Federal income tax returns and all other material tax returns that are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by any of them, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of each Borrower and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of each Borrower, adequate.

          Section 6.9 Investment Company Act. No Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          Section 6.10  Collateral; Collateral Security.

          (a) No Borrower has assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loans or other Collateral to any other Person, and immediately prior to the pledge of such Mortgage Loan or any other Collateral to the Lender, a Borrower was the sole owner of such Mortgage Loans or such other Collateral and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Lender hereunder. No Mortgage Loans or other Collateral pledged to the Lender hereunder was acquired (by purchase or otherwise) by a Borrower from any Affiliate of any Borrower, other than those Mortgage Loans or other Collateral which were acquired by NC Capital pursuant to
(i) the Mortgage Loan Purchase and Servicing Agreement, dated December 1, 1998 between the Borrower and New Century Mortgage Corporation and (ii) the Mortgage Loan Purchase and Servicing Agreement, dated July 1, 2001 between Worth Funding Incorporated and New Century Mortgage Corporation, unless such acquisition (by purchase or otherwise) is evidenced by a sale agreement and an assignment of rights thereunder to the Lender, in each case, in form and substance acceptable to the Lender, and the Borrower and its Affiliate file or have filed in all relevant jurisdictions, UCC-1 financing statements reflecting the transfer of such Mortgage Loan to the Borrower, together with the assignment of such interest described in such financing statement to the Lender.

          (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of each Borrower in, to and under the Collateral.

          (c) Upon receipt by the Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of the relevant Borrower, the Lender shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby and in the relevant Borrower's interest in the related Mortgaged Property.

          (d) Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and each Borrower as "Debtor" and describing the Collateral in the jurisdictions and recording offices listed on Schedule 2 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrowers in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

          Section 6.11 Chief Executive Office/Jurisdiction of Organization. On the Effective Date, and during the four months immediately preceding the Effective Date, each Borrower's chief executive office, is, and has been, located at 18400 Von Karman, Suite 1000, Irvine, California 92612. On the Effective Date, each Borrower's jurisdiction of organization is California.

          Section 6.12 Location of Books and Records. The location where each Borrower keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office.

          Section 6.13 True and Complete Disclosure. The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of each Borrower to the Lender in connection with the negotiation, preparation or delivery of this Loan Agreement and the other Loan Documents or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. All written information furnished after the date hereof by or on behalf of each Borrower to the Lender in connection with this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of each Borrower, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing, furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

          Section 6.14 ERISA. Each Plan to which each Borrower or its Subsidiaries make direct contributions, and, to the knowledge of each Borrower, each other Plan and each Multiemployer Plan is in compliance in all material respects with, and has been administered in all material respects in compliance with, the applicable provisions of ERISA, the Code and any other Federal or State law. No event or condition has occurred and is continuing as to which the Borrowers would be under an obligation to furnish a report to the Lender under
Section 7.1 (d) hereof

          Section 6.15 Subsidiaries. Schedule 3 sets forth the name of each direct or indirect Subsidiary of each Borrower and of the holders of Capital Stock of each Borrower, its form of organization, its jurisdiction of organization, the total number of issued and outstanding shares or other interests of Capital Stock thereof, the classes and number of issued and outstanding shares or other interests of Capital Stock of each such class, the name of each holder of Capital Stock thereof and the number of shares or other interests of such Capital Stock held by each such holder and the percentage of all outstanding shares or other interests of such class of Capital Stock held by such holders.

                                   ARTICLE VII

                           Covenants of the Borrowers.

          The Borrowers covenant and agree with the Lender that, so long as any Loan is outstanding, and until payment in full of all Secured Obligations:

          Section 7.1   Financial Statements. The Borrowers shall deliver to the
Lender:

          (a) as soon as available and in any event within 90 days after the end of each fiscal year of each Borrower, the consolidated balance sheets of each Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for each Borrower and its consolidated Subsidiaries for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of each Borrower and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making, the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;

          (b) as soon as available and in any event within 30 days after the end of each month, the unaudited consolidated balance sheets of each Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of each Borrower and its consolidated Subsidiaries for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, accompanied by (i) a certificate of a Responsible Officer of each Borrower, which certificate shall state that said consolidated financial statement fairly represents the consolidated financial condition and results of operation of each Borrower and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as of the end of, and for, such month (subject to normal year-end audit adjustments) and (ii) the Board Report.

          (c) from time to time such other information regarding the financial condition, operations, or business of each Borrower as the Lender may reasonably request; and

          (d)    as soon as reasonably possible, and in any event within thirty
(30) days after a Responsible Officer of any Borrower knows, or with respect to any Plan or Multiemployer Plan to which the Borrower or any of its Subsidiaries makes direct contributions, has reason to believe, that any of the events or conditions specified below with respect to any Plan or Multiemployer Plan has occurred or exists, a statement signed by a senior financial officer of the Borrower setting forth details respecting such event or condition and the action, if any, that the Borrower or its ERISA Affiliate proposes to take with respect thereto (and a copy of any report or notice required to be filed with or given to PBGC by the Borrower or an ERISA Affiliate with respect to such event or condition):

          (i) any reportable event, as defined in Section 4043(c) of ERISA and the regulations issued thereunder, with respect to a Plan, as to which PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within thirty (30) days of the occurrence of such event (provided, that a failure to meet the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, including, without limitation, the failure to make on or before its due date a required installment under Section 412(m) of the Code or Section 302(e) of ERISA, shall be a reportable event regardless of the issuance of any waivers in accordance with Section 412(d) of the Code); and any request for a waiver under Section 412(d) of the Code for any Plan;

          (ii) the distribution under Section 4041(c) of ERISA of a notice of intent to terminate any Plan or any action taken by any Borrower or an ERISA Affiliate to terminate any Plan;

          (iii) the institution by PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by any Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by PBGC with respect to such Multiemployer Plan;

          (iv) the complete or partial withdrawal from a Multiemployer Plan by any Borrower or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default) or the receipt by any Borrower or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA;

          (v) the institution of a proceeding by a fiduciary of any Multiemployer Plan against any Borrower or any ERISA Affiliate to enforce
     Section 515 of ERISA, which proceeding is not dismissed within 30 days; and

          (vi) the adoption of an amendment to any Plan that would result in the loss of tax-exempt status of the Plan and trust of which such Plan is a part if any Borrower or an ERISA Affiliate fails to provide timely security to such Plan if and as required by the provisions of Section 401(a)(29) of the Code or Section 307 of ERISA.

Each Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of such Borrower to the effect that, to the best of such Responsible Officer's knowledge, such Borrower during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Loan Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing, the same in reasonable detail and describing the action such Borrower has taken or proposes to take with respect thereto).

          Section 7.2 Litigation. The Borrowers will promptly, and in any event within ten (10) days after service of process on any of the following, give to the Lender notice of all litigation, actions, suits, arbitrations, investigations (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting the Borrowers or any of its Subsidiaries or affecting, any of the Property of any of them before any Governmental Authority that (i) questions or challenges the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than $1,000,000, (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect or (iv) requires filing with the Securities and Exchange Commission in accordance with the 1934 Act and any rules thereunder.

          Section 7.3   Existence, etc. Each Borrower will:

          (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided, that nothing in this Section 7.3(a) shall prohibit any transaction expressly permitted under
Section 7.4 hereof);

          (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a Material Adverse Effect;

          (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

          (d) change its jurisdiction of organization from the jurisdiction referred to in Section 6.11 unless it shall have provided the Lender 30 days' prior written notice of such change;

          (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy, the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

          (f) permit representatives of the Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.

          Section 7.4 Prohibition of Fundamental Changes. No Borrower shall enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that each Borrower may merge or consolidate with (a) any wholly owned subsidiary of such Borrower or (b) any other Person if such Borrower is the surviving corporation and such Borrower's Net Worth would not be affected by such merger or consolidation and provided further, that if after giving effect thereto, no Default would exist hereunder.

          Section 7.5 Borrowing Base Deficiency. If at any time there exists a Borrowing Base Deficiency the Borrowers shall cure same in accordance with
Section 2.7 hereof

          Section 7.6   Notices. The Borrowers shall give notice to the Lender:

          (a) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

          (b) with respect to any Mortgage Loan pledged to the Lender hereunder, immediately upon receipt of any principal prepayment (in full or partial) of such pledged Mortgage Loan;

          (c) with respect to any Mortgage Loan pledged to the Lender hereunder, immediately upon receipt of notice or knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Collateral Value of such pledged Mortgage Loan;

          (d) promptly upon receipt of notice or knowledge of (i) any default related to any Collateral, (ii) any Lien or security interest (other than security interests created hereby or by the other Loan Documents) on, or claim asserted against, any of the Collateral or (iii) any event or change in circumstances which could reasonably be expected to have a Material Adverse Effect; and

          (e) promptly upon any material change in the market value of any or all of each Borrower's assets.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken or proposes to take with respect thereto.

          Section 7.7 Reports. The Borrowers shall provide the Lender with a quarterly report, which report shall include, among other items, (a) a summary of each Borrower's delinquency and loss experience with respect to mortgage loans serviced by any Borrower, any Servicer or any designee of either, plus any such additional reports as the Lender may reasonably request with respect to any Borrower's or any Servicer's servicing portfolio or pending originations of mortgage loans and (b) a mark to market summary of any residual and/or subordinate securities held by any Borrower.

          Section 7.8 Underwriting Guidelines. Without the prior written consent of the Lender, the Borrowers shall not materially amend or otherwise modify the Underwriting Guidelines. Notwithstanding the preceding sentence, in the event that any Borrower makes any amendment or modification to the Underwriting Guidelines, (i) the Borrower shall promptly deliver to the Lender a complete copy of the amended or modified Underwriting Guidelines and (ii) if such change is made without the prior written consent of the Lender, then Lender may, at its sole option and discretion, refrain from funding any additional borrowings under Section 2.3 hereof.

          Section 7.9 Transactions with Affiliates. The Borrowers will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Loan Agreement, (b) in the ordinary course of each Borrower's business and (c) upon fair and reasonable terms no less favorable to the Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 7.9 to any Affiliate. In no event shall any Borrower pledge to the Lender hereunder any Mortgage Loan acquired by the Borrower from an Affiliate of the Borrower.

          Section 7.10 Limitation on Liens. The Borrowers will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement, and the Borrowers will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

          Section 7.11 Limitation on Guarantees. The Borrowers shall not create, incur, assume or suffer to exist any Guarantees (provided that acting as a co-borrower with respect to credit facilities entered into as the ordinary course of business shall not be deemed Guarantees.)

          Section 7.12 Limitation on Distributions. After the occurrence and during the continuation of any Default, the Borrowers shall not make any payment on account of, or set apart assets for, a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of the Borrowers, whether now or hereafter outstanding, or make any other distribution in respect of any of the foregoing or to any shareholder or equity owner of the Borrowers, either directly or indirectly, whether in cash or property or in obligations of the Borrowers or any of each Borrower's consolidated Subsidiaries.

          Section 7.13 Servicer; Servicing Tape. The Borrowers shall provide to the Lender on the tenth (10th) Business Day of each month a computer readable file containing servicing information, including, without limitation, those fields specified by the Lender from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced hereunder by the Borrowers or any Servicer. The Borrowers shall not cause the Mortgage Loans to be serviced by any servicer other than a servicer expressly approved in writing by the Lender.

          Section 7.14 Required Filings. The Borrowers shall promptly provide the Lender with copies of all documents which the Borrowers or any Affiliates of the Borrowers are required to file with the Securities and Exchange Commission in accordance with the 1934 Act or any rules thereunder.

          Section 7.15 No Adverse Selection. The Borrowers have not selected the Collateral in a manner so as to adversely affect the Lender's interests.

          Section 7.16 Remittance of Prepayments. The Borrowers shall remit, with sufficient detail to enable the Lender to appropriately identify the Mortgage Loan to which any amount remitted applies, to the Lender on each Remittance Date all principal prepayments that the Borrowers have received since the prior Remittance Date.

          Section 7.17 Minimum Usage. If, as of any date of determination on or after June 17, 2003, the average Borrowing Base for the preceding four (4) calendar months is less than $650,000,000, the Borrowers shall remit to the Lender within one (1) Business Day of such deficiency, the Minimum Usage Fee.

                                  ARTICLE VIII

                               Events of Default.

          Section 8.1   Events of Default.

          Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

          (a) any Borrower shall default in the payment of any principal of or interest on any Loan when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

          (b) any Borrower shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Lender of such default, and such default shall have continued unremedied for five (5) Business Days; or

          (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by the Borrowers or any certificate furnished to the Lender pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Collateral Value of the Mortgage Loans; unless (i) the Borrowers shall have made any such representations and warranties with knowledge that they were materially false or-misleading at the time made or (ii) any such representations and warranties have been determined by the Lender in its sole discretion to be materially false or misleading on a regular basis); or

          (d)    any Borrower shall fail to comply with the requirements of
Section 7.3(a), Section 7.4, Section 7.5, Section 7.6, or Sections 7.9 through
7.16 hereof; or any Borrower shall otherwise fail to comply with the requirements of Sections 7.3, 7.7 and 7.8 hereof and such default shall continue unremedied for a period of five (5) Business Days; or the Borrowers shall fail to observe or perform any other covenant or agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of seven (7) Business Days; or

          (e) a final judgment or judgments for the payment of money in excess of $1,500,000 in the aggregate shall be rendered against any Borrower or any of its Material Affiliates by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be satisfied, discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof, and the Borrower or any such Material Affiliate shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal there from and cause the execution thereof to be stayed during such appeal; or

          (f) any Borrower or any of its Material Affiliates shall admit in writing its inability to pay its debts as such debts become due; or

          (g) any Borrower or any of its Material Affiliates shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

          (h) a proceeding or case shall be commenced, without the application or consent of any Borrower or any of its Material Affiliates, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or any such Affiliate or of all or any substantial part of its property or (iii) similar relief in respect of the Borrower or any such Affiliate under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 30 or more days; or an order for relief against the Borrower or any such Affiliate shall be entered in an involuntary case under the Bankruptcy Code; or

          (i) the Custodial Agreement or any Loan Document shall for whatever reason be terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by any Borrower; or

          (j) any Borrower shall grant, or suffer to exist, any Lien on any Collateral except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Collateral in favor of the Lender or shall be Liens in favor of any Person other than the Lender; or

          (k) any Borrower or any of the Borrower's Material Affiliates shall be in default under any note, indenture, loan agreement, guaranty, swap agreement or any other contract to which it is a party in excess of $1,000,000, including, without limitation, any MS Indebtedness, which default (i) involves the failure to pay a matured obligation or (ii) permits the acceleration of the maturity of obligations by any other party to or beneficiary of such note, indenture, loan agreement, guaranty, swap agreement or other contract; or

          (l) any materially adverse change in the Property, business, financial condition or prospects of any Borrower or any of its Material Affiliates shall occur, in each case as determined by the Lender in its sole discretion, or any other condition shall exist which, in the Lender's sole discretion, constitutes a material impairment of the Borrower's ability to perform its obligations under this Loan Agreement, the Note or any other Loan Document; or

          (m) MS & Co.'s corporate bond rating has been lowered or downgraded to a rating below "A-" by S&P or "A3" by Moody's and any Borrower shall have failed to repay all amounts owing to the Lender under this Agreement, the Note and the other Loan Documents within 90 days following such downgrade; or

          (n) the discovery by the Lender of a condition or event which existed at or prior to the execution hereof and which the Lender, in its sole discretion, determines materially and adversely affects: (i) the condition (financial or otherwise) of the Borrowers and the Guarantor, their Subsidiaries or Affiliates; or (ii) the ability of the Borrowers or the Guarantor to fulfill their respective obligations under this Loan Agreement; or

          (o) any representation, warranty or certification made or deemed made in the New Century Guaranty by the Guarantor shall prove to have been false or misleading in any material respect as of the time made or furnished; or

          (p) the Guarantor shall fail to observe or perform any covenant or agreement contained in Section 11 of the New Century Guaranty.

                                   ARTICLE IX

                             Remedies Upon Default.

          Section 9.1   Remedies.

          (a) An Event of Default shall be deemed to be continuing unless expressly waived by the Lender in writing. Upon the occurrence of one or more Events of Default hereunder, the Lender's obligation to make additional Loans to the Borrowers shall automatically terminate without further action by any Person. Upon the occurrence of one or more Events of Default other than those referred to in Sections (f), (g) and (h) of Article VIII, the Lender may immediately declare the principal amount of the Loans then outstanding under the Note to be immediately due and payable, together with all accrued and unpaid interest thereon and fees and expenses accruing under this Loan Agreement. Upon the occurrence of an Event of Default referred to in Sections (f), (g) and (h) of Article VIII, such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

          (b) Upon the occurrence of a Default, the Lender shall have the right to obtain, and the Borrowers shall deliver or cause to be delivered, on demand, physical possession of the Servicing Records and all other files of the Borrowers relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of the Borrowers or any third parties acting for the Borrowers and the Borrowers shall deliver to the Lender such assignments as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrowers contained in this Loan Agreement.

                                   ARTICLE X

                               No Duty of Lender.

          Section 10.1 No Duty. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrowers for any act or failure to act hereunder, except for its or their own gross negligence, bad faith or willful misconduct.

                                   ARTICLE XI

                                 Miscellaneous.

          Section 11.1 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          Section 11.2 Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party provided, that a copy of all notices given under Section 7.1 shall simultaneously be delivered to Credit Department, Morgan Stanley, 1221 Avenue of the Americas, 35th Floor, Attention: Patrick Romaine. Except as otherwise provided in this Loan Agreement and except for notices given under Article II (which shall be effective only on receipt), all such communications shall be deemed to have been duly given when transmitted by telex or telecopy or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

          Section 11.3 Indemnification and Expenses. The Borrowers agree to hold the Lender and its Affiliates and their officers, directors, employees, agents and advisors (each an "Indemnified Party") harmless from and indemnify any Indemnified Party against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against such Indemnified Party (collectively, the "Costs") relating to or arising out of this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything, other than any Indemnified Party's gross negligence, bad faith or willful misconduct. Without limiting the generality of the foregoing, the Borrowers agree to hold any Indemnified Party harmless from and indemnify such Indemnified Party against all Costs with respect to all Mortgage Loans relating to or arising, out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act, that, in each case, results from anything other than such Indemnified Party's gross negligence, bad faith or willful misconduct. In any suit, proceeding or action brought by an Indemnified Party in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, the Borrowers will save, indemnify and hold such Indemnified Party harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrowers of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrowers. The Borrowers also agree to reimburse an Indemnified Party as and when billed by such Indemnified Party for all such Indemnified Party's costs and expenses incurred in connection with the enforcement or the preservation of such Indemnified Party's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the reasonable fees and disbursements of its counsel. The Borrowers hereby acknowledge that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrowers under the Note is a recourse obligation of the Borrowers.

          The Borrowers agree to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith, including the New Century Guaranty. The Borrowers agree to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred in connection with the consummation and administration of the transactions contemplated hereby and thereby including, without limitation, (i) all the reasonable and documented fees, disbursements and expenses of counsel to the Lender, (ii) all the due diligence, inspection, testing and review costs and expenses incurred by the Lender with respect to Collateral under this Loan Agreement, including, but not limited to, those costs and expenses incurred by the Lender pursuant to Sections 11.3, 11.14 and 11.15 hereof and (iii) except to the extent amounts in respect thereof have previously paid pursuant to Section 2.3, the costs of Broker Price Opinions in respect of Defaulted Mortgage Loans.

          Section 11.4 Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by the Borrowers and the Lender and any provision of this Loan Agreement may be waived by the Lender.

          Section 11.5 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          Section 11.6 Survival. The obligations of the Borrowers under Sections 3.3 and 11.3 hereof shall survive the repayment of the Loans and the termination of this Loan Agreement. In addition, each representation and warranty made or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making, any Loan, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

          Section 11.7 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

          Section 11.8 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

          Section 11.9 Loan Agreement Constitutes Security Agreement: Governing Law. This Loan Agreement shall be governed by New York law without reference to choice of law doctrine, and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

          Section 11.10 Submission To Jurisdiction: Waivers. Each Borrower hereby irrevocably and unconditionally:

               1. SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

               2. CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

               3. AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

               4. AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

          Section 11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          Section 11.12 Acknowledgments. Each Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents;

          (b) the Lender has no fiduciary relationship to the Borrower, and the relationship between the Borrower and the Lender is solely that of debtor and creditor; and

          (c)    no joint venture exists between the Lender and the Borrower.

          Section 11.13 Hypothecation or Pledge of Loans. The Lender shall have free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Lender from engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral. Nothing contained in this Loan Agreement shall obligate the Lender to segregate any Collateral delivered to the Lender by the Borrowers.

          Section 11.14 Servicing.

          (a) Each Borrower covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted and prudent servicing practices in the industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing the Borrower provides for mortgage loans which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which all the Secured Obligations have been paid in full or (iii) the transfer of servicing approved by the Lender in writing. The Lender hereby approves New Century as the initial servicer (the "Initial Servicer") of the Mortgage Loans.

          (b) If the Mortgage Loans are serviced by New Century, (i) New Century agrees that the Lender is the collateral assignee of all servicing records, including, but not limited to, any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Loans (the "Servicing Records"), and (ii) New Century grants the Lender a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of New Century or its designee to service in conformity with this Section and any other obligation of New Century to the Lender. New Century covenants to safeguard such Servicing Records and to deliver them promptly to the Lender or its designee (including the Custodian) at the Lender's request.

          (c) If the Mortgage Loans are serviced by a third party servicer (such third party servicer, the "Third Party Servicer") the Borrowers (i) shall provide a copy of the servicing agreement to the Lender, which shall be in form and substance acceptable to the Lender (the "Servicing Agreement"), and (ii) shall provide a Servicer Notice to the Third Party Servicer substantially in the form of Exhibit G hereto (a "Servicer Notice") and shall cause such Third Party Servicer to acknowledge and agree to the same. Any successor or assignee of a Third Party Servicer shall be approved in writing by the Lender and shall acknowledge and agree to a Servicer Notice prior to such successor's assumption of servicing obligations with respect to the Mortgage Loans.

          (d) If the Servicer of the Mortgage Loans is a Borrower or an Affiliate of a Borrower, the Borrower shall provide to the Lender a letter to the effect that upon the occurrence of an Event of Default, the Lender may terminate any Servicing Agreement and in any event transfer servicing to the Lender's designee, at no cost or expense to the Lender, it being agreed that the Borrower will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of the Lender.

          (e) After the Funding Date, until the pledge of any Mortgage Loan is relinquished by the Custodian, (i) the Borrowers shall give prior written notice to the Lender of any proposed modification or alteration to the terms of any such Mortgage Loan and unless the Borrowers shall have received the Lender's written approval of such modification or alteration within five (5) Business Days thereafter, in the event the Borrowers nevertheless make such modification or alteration to the terms of such Mortgage Loan thereafter, such Mortgage Loan shall thereupon have a Collateral Value equal to zero, and (ii) the Borrowers will have no obligation or right to repossess such Mortgage Loan or substitute another Mortgage Loan, except as provided in the Custodial Agreement.

          (f) In the event any Borrower or its Affiliate is servicing the Mortgage Loans, the Borrower shall permit the Lender from time to time during business hours and upon prior reasonable notice (provided, that if a Default shall have occurred and be continuing, no such notice shall be required) to inspect the Borrower's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Lender that the Borrower or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Loan Agreement.

          Section 11.15 Due Diligence Review.

          (a) Mortgage Loans. The Borrowers acknowledge that the Lender has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder or otherwise, and the Borrowers agree that upon reasonable (but no less than one (1) Business Day's) prior notice to the Borrowers or the Servicer, as the case may be, the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and Servicing Records and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of the Borrowers, the Servicer and/or the Custodian. The Borrowers also shall make available to the Lender a knowledgeable financial or accounting, officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, the Borrowers acknowledge that the Lender may make Loans to the Borrowers based solely upon the information provided by the Borrowers to the Lender in the Mortgage Loan Data File and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Loan, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loan. The Lender may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. The Borrowers agree to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession, or under the control, of the Borrowers.

          (b) Borrowers. The Borrowers acknowledge that the Lender has the right to perform quarterly due diligence reviews of each Borrower's operations, including, but not limited to, a review of (1) the financial condition of the Borrowers, (2) loan origination and servicing guidelines, and (3) other corporate due diligence matters at the discretion of the Lender. In connection therewith, the Borrowers agree that upon reasonable (but no less than two (2) Business Day's) prior notice to the Borrowers (provided, that if a Default has occurred and is continuing, no such notice shall be required), the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of all documents, records, agreements, instruments or information relating to the Borrowers which are in possession or under the control of the Borrowers, as the Lender may reasonably request. The Borrowers shall also make available to the Lender a knowledgeable financial or accounting officer for the purpose of answering questions respecting the financial condition of the Borrowers and make available to the Lender an officer of each Borrower for the purpose of answering questions respecting other corporate due diligence matters.

          (c) Fees and Expenses of Due Diligence Review. The Borrowers further agree that the Borrowers shall reimburse the Lender for any and all out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's activities pursuant to this Section 11.15.

          Section 11.16 Set-Off. In addition to any rights and remedies of the Lender provided by this Loan Agreement and by law, the Lender shall have the right, without prior notice to the Borrowers, any such notice being expressly waived by the Borrowers to the extent permitted by applicable law, upon any amount becoming due and payable by the Borrowers hereunder (whether at the stated maturity, by acceleration or otherwise) to set-off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Lender or any Affiliate thereof to or for the credits or the accounts of the Borrowers. The Lender agrees promptly to notify the Borrowers after any such set-off and application made by the Lender; provided, that the failure to give such notice shall not affect the validity of such set-off and application.

          Section 11.17 Intent. The parties recognize that each Loan is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

          Section 11.18 Joint and Several Liability. Each Borrower hereby acknowledges and agrees that such Borrower shall be jointly and severally liable to the Lender to the maximum extent permitted by the applicable law for all representations, warranties, covenants, obligations and indemnities of the Borrowers hereunder.

          Section 11.19 Replacement by Repurchase Agreement. The Borrowers hereby acknowledge and agree that this Loan Agreement may at any time and without any further cost to the Borrowers, in the sole discretion of the Lender, be replaced by a repurchase facility with substantially similar terms as those contained in this Loan Agreement. The Borrowers hereby agree to take such action and execute such documents and instruments as is necessary to effectuate such conversion.

          Section 11.20 Treatment of Certain Information. Notwithstanding anything to the contrary contained herein or in any other Loan Document, all Persons may disclose to any and all Persons, without limitation of any kind, the federal income tax treatment of the Loans or any of the transactions contemplated by this Agreement or any other Loan Document (collectively, the "Transactions"), any fact relevant to understanding the federal tax treatment of the Transactions and all materials of any kind (including opinions or other tax analyses) relating to such federal income tax treatment.

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                                        BORROWERS

                                        NC CAPITAL CORPORATION


                                        By:      /s/  Kevin Cloyd
                                           -------------------------------------
                                           Name:  Kevin Cloyd
                                           Title: President


                                        Address for Notices:

                                           18400 Von Karman, Suite 1000
                                           Irvine, California 92612
                                           Attention: Melissa Dant
                                           Telecopier No.:  (949) 440-7033
                                           Telephone No.:  (949) 225-7817

                                        NEW CENTURY MORTGAGE CORPORATION


                                        By:      /s/  Kevin Cloyd
                                           -------------------------------------
                                           Name:  Kevin Cloyd
                                           Title: Senior President


                                        Address for Notices:

                                           18400 Von Karman, Suite 1000
                                           Irvine, California 92612
                                           Attention: Melissa Dant
                                           Telecopier No.:  (949) 440-7033
                                           Telephone No.:  (949) 225-7817

                                        LENDER

                                        MORGAN STANLEY MORTGAGE CAPITAL INC.


                                        By:    /s/  Andrew B. Neuberger
                                           -------------------------------------
                                           Name:  Andrew B. Neuberger
                                           Title: Vice President


                                        Address for Notices:

                                           1221 Avenue of the Americas
                                           New York, NY 10020
                                           Attention: Andy Neuberger
                                           Telecopier No.:  (272) 762-9495
                                           Telephone No.:  (272) 762-6401

                                       G-2